Exhibit 99.1

Ixia Announces Third Quarter Financial Results

CALABASAS, CA, October 29, 2013 — Ixia (NASDAQ: XXIA) today reported its financial results for the third quarter ended September 30, 2013.

Total revenue for the 2013 third quarter grew to $115.4 million, compared with $110.6 million reported for the 2012 third quarter. The 2013 third quarter includes $35.2 million in revenue from Anue Systems, Inc. (“Anue”) and BreakingPoint Systems, Inc. (“BreakingPoint”), which were acquired in June and August 2012, respectively.

On a GAAP basis, the company recorded net income for the 2013 third quarter of $6.0 million, or $0.08 per diluted share, compared with net income of $10.9 million, or $0.14 per diluted share, for the 2012 third quarter. Non-GAAP net income for the 2013 third quarter was $14.4 million, or $0.18 per diluted share, compared with non-GAAP net income of $16.5 million, or $0.21 per diluted share, for the 2012 third quarter.

Additional non-GAAP information and a reconciliation of Ixia’s non-GAAP measures to the most directly comparable GAAP measures for the 2013 and 2012 third quarters and year-to-date periods may be found in the attached financial tables.

“We delivered a solid third quarter and saw healthy spending from our enterprise, federal, and service provider customers, while network equipment manufacturers continue to be cautious,” commented Errol Ginsberg, Ixia’s chairman and acting chief executive officer. “Anue and BreakingPoint revenue surpassed expectations and grew to $35.2 million, and our revenue from service providers and enterprise customers grew to 53% of our total revenue. We are on track with expanding our go-to-market channels and product portfolio, while at the same time managing our expenses.”

Ginsberg continued, “We are uniquely positioned in networking, and our industry leading product portfolio gives Ixia the ability to bring a holistic approach to monitoring, assessment and security across mobile, virtualized, cloud and wireline networks. Today, we further strengthened our position with our announcement to acquire Net Optics, Inc., a leading provider of total application and network visibility solutions that deliver real-time network intelligence. The combination of Ixia and Net Optics establishes Ixia as a visibility market leader in scale, product lineup and intelligence.”

Ixia ended the 2013 third quarter with approximately $253 million in cash, cash equivalents and investments, compared with $234 million at June 30, 2013.

Conference Call and Webcast Information

Ixia will host a conference call today, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time), for analysts and investors to discuss its 2013 third quarter results, its business outlook for the 2013 fourth quarter and its proposed acquisition of Net Optics. Open to the public, interested parties may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information and a presentation regarding the proposed acquisition, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, realized gains for the sale of certain of our previously impaired investments (e.g., auction rate securities), expenses incurred in connection with our restatement of certain previously filed financial statements, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our 2012 acquisitions of Anue and BreakingPoint and our proposed acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, the fact that our results reported in this press release are not yet final and are subject to change prior to the issuance of our Form 10-Q, our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

or

Ixia

Tom Miller, Chief Financial Officer

Tel: 818-444-2325

tmiller@ixiacom.com

IXIA

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$57,443	$47,508
Short-term investments in marketable securities	195,895	126,851
Accounts receivable, net	97,203	103,523
Inventories	39,321	37,220
Prepaid expenses and other current assets	49,284	42,942

Total current assets	439,146	358,044

Investments in marketable securities	—	3,119
Property and equipment, net	31,704	28,763
Intangible assets, net	127,430	157,003
Goodwill	259,768	260,457
Other assets	13,777	11,863

Total assets	$871,825	$819,249

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,037	$12,114
Accrued expenses and other	47,884	52,525
Deferred revenues	70,415	66,096

Total current liabilities	131,336	130,735

Deferred revenues	11,139	8,695
Other liabilities	33,376	32,321
Convertible senior notes	200,000	200,000

Total liabilities	375,851	371,751

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2013 and December 31, 2012; 76,156 and 74,126 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	172,782	158,933
Additional paid-in capital	188,126	168,980
Retained earnings	135,145	117,296
Accumulated other comprehensive (loss) income	(79)	2,289

Total shareholders’ equity	495,974	447,498

Total liabilities and shareholders’ equity	$871,825	$819,249

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Products	$85,232	$89,116	$269,686	$232,011
Services	30,137	21,489	84,361	55,954

Total revenues	115,369	110,605	354,047	287,965

Costs and operating expenses:(1)
Cost of revenues – products	21,466	20,509	63,941	49,511
Cost of revenues – services	3,352	2,735	9,688	7,595
Research and development	29,248	25,763	88,499	69,160
Sales and marketing	32,303	30,633	100,535	79,796
General and administrative	11,761	11,058	35,846	33,664
Amortization of intangible assets	10,060	9,960	30,253	19,363
Acquisition and other related	663	4,308	3,028	8,472
Restructuring	—	2,098	58	2,098

Total costs and operating expenses	108,853	107,064	331,848	269,659

Income from operations	6,516	3,541	22,199	18,306
Interest income and other, net	2,000	928	5,638	1,640
Interest expense	(1,943)	(1,800)	(5,829)	(5,400)

Income before income taxes	6,573	2,669	22,008	14,546
Income tax expense (benefit)	592	(8,275)	4,159	(27,261)

Net income	$5,981	$10,944	$17,849	$41,807

Earnings per share:
Basic	$0.08	$0.15	$0.24	$0.58
Diluted	$0.08	$0.14	$0.23	$0.54

Weighted average number of common and common equivalent shares outstanding:
Basic	76,028	72,805	75,476	71,659
Diluted	77,615	85,070	77,214	84,061

(1) Stock-based compensation included in:
Cost of revenues - products	$129	$85	$410	$256
Cost of revenues - services	49	33	156	99
Research and development	1,876	1,332	6,373	3,556
Sales and marketing	1,634	1,043	5,485	2,977
General and administrative	1,485	1,671	5,369	5,146

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,
	2013	2012

GAAP income from operations	$6,516	$3,541
Adjustments:
Stock-based compensation(a)	5,173	4,164
Amortization of intangible assets(b)	10,060	9,960
Acquisition and other related(c)	663	4,308
Restructuring(d)	—	2,098
Legal and contract settlements, and other(e)	—	—
Inventory adjustments(f)	—	332

Non-GAAP income from operations	$22,412	$24,403

GAAP net income	$5,981	$10,944
Adjustments:
Stock-based compensation(a)	5,173	4,164
Amortization of intangible assets(b)	10,060	9,960
Acquisition and other related(c)	663	4,308
Restructuring(d)	—	2,098
Legal and contract settlements, and other(e)	(998)	—
Inventory adjustments(f)	—	332
Income tax effect related to non-GAAP adjustments(g)	(6,434)	(15,294)

Non-GAAP net income	$14,445	$16,512

GAAP diluted earnings per share	$0.08	$0.14
Adjustments:
Stock-based compensation(a)	0.07	0.05
Amortization of intangible assets(b)	0.13	0.12
Acquisition and other related(c)	0.01	0.05
Restructuring(d)	—	0.03
Legal and contract settlements, and other(e)	(0.01)	—
Inventory adjustments(f)	—	—
Income tax effect related to non-GAAP adjustments(g)	(0.09)	(0.18)
Convertible senior notes(h)	(0.01)	—

Non-GAAP diluted earnings per share	$0.18	$0.21

Shares used in computing GAAP diluted earnings per common share	77,615	85,070
Effect of reconciling item(h)(i)	10,168	(100)

Shares used in computing non-GAAP diluted earnings per common share	87,783	84,970

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans in light of our acquisition of BreakingPoint Systems, Inc. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, and costs related to the closure of our office in Melbourne, Australia. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents a $1.0 million realized gain recorded in the third quarter of 2013 for the sale of certain investment securities that were previously written down. We believe that by excluding these non-recurring items, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of the acquisition of BreakingPoint Systems, Inc. recorded in the third quarter of 2012. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(h)	This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended September 30, 2013 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.
(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30,
	2013	2012

GAAP income from operations	$22,199	$18,306
Adjustments:
Stock-based compensation(a)	17,793	12,034
Amortization of intangible assets(b)	30,253	19,363
Acquisition and other related(c)	3,028	8,472
Restructuring(d)	58	2,098
Legal and contract settlements, and other(e)	(153)	2,083
Inventory adjustments(f)	—	332

Non-GAAP income from operations	$73,178	$62,688

GAAP net income	$17,849	$41,807
Adjustments:
Stock-based compensation(a)	17,793	12,034
Amortization of intangible assets(b)	30,253	19,363
Acquisition and other related(c)	3,028	8,472
Restructuring(d)	58	2,098
Legal and contract settlements, and other(e)	(4,020)	2,083
Inventory adjustments(f)	—	332
Income tax effect related to non-GAAP adjustments(g)	(15,709)	(44,628)

Non-GAAP net income	$49,252	$41,561

GAAP diluted earnings per share	$0.23	$0.54
Adjustments:
Stock-based compensation(a)	0.23	0.14
Amortization of intangible assets(b)	0.39	0.23
Acquisition and other related(c)	0.04	0.10
Restructuring(d)	—	0.03
Legal and contract settlements, and other(e)	(0.05)	0.03
Inventory adjustments(f)	—	—
Income tax effect related to non-GAAP adjustments(g)	(0.20)	(0.53)
Convertible senior notes(h)	(0.04)	—

Non-GAAP diluted earnings per share	$0.60	$0.54

Shares used in computing GAAP diluted earnings per common share	77,214	84,061
Effect of reconciling item(h)(i)	10,247	(217)

Shares used in computing non-GAAP diluted earnings per common share	87,461	83,844

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans in light of our acquisition of BreakingPoint Systems, Inc. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, and costs related to the closure of our office in Melbourne, Australia. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents a $1.0 million realized gain recorded in the third quarter of 2013 for the sale of certain investment securities that were previously written down, a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written down, and $1.2 million of proceeds from the settlement of a previous legal matter in the first quarter of 2013, partially offset by $1.0 million of costs incurred in the first six months of 2013 related to the restatement of certain of our previously filed financial statements. The first nine months of 2012 included a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the departure of our former CEO and a one-time charge of $401,000 incurred in the second quarter of 2012 to settle a legal matter. We believe that by excluding these non-recurring items, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of the acquisition of BreakingPoint Systems, Inc. recorded in the third quarter of 2012. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f) as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(h)	This reconciling item for the non-GAAP diluted earnings per share calculation for the nine months ended September 30, 2013 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.
(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.